Form 3 Joint Filer Information

Name:	TNA Moly Group LLC

Address:	825 Third Avenue, 9th Floor
New York NY 10022

Issuer & Ticker Symbol:	Molycorp, Inc. [MCP]

Date of Event Requiring Statement:	August 3, 2010

Signature:	By:	/s/ Harry F. Weyher III
Harry F. Weyher III
Chief Financial Officer

Name:	Traxys North America LLC

Address:	825 Third Avenue, 9th Floor
New York NY 10022

Issuer & Ticker Symbol:	Molycorp, Inc. [MCP]

Date of Event Requiring Statement:	August 3, 2010

Signature:	By:	/s/ Harry F. Weyher III
Harry F. Weyher III
Chief Financial Officer

Name:	T-II Holdings LLC

Address:	825 Third Avenue, 9th Floor
New York NY 10022

Issuer & Ticker Symbol:	Molycorp, Inc. [MCP]

Date of Event Requiring Statement:	August 3, 2010

Signature:	By:	/s/ Harry F. Weyher III
Harry F. Weyher III
Chief Financial Officer